Exhibit 23.3

                         KPMG AUDIT PLC                 Tel +44 (0) 20 7311 5077
                         TRANSACTION SERVICES           Fax +44 (0) 20 7311 3311
                         Canary Wharf (9th Floor)       DX 38050 Blackfriars
                         1 Canada Square
                         London E14 5AG
                         United Kingdom

The Directors
Permanent Financing (No. 6) PLC
Blackwell House
Guildhall Yard                                      Our ref  jdd/lg/263
London
EC2V 5AE

28 October 2004

Dear Sirs

PROPOSED ISSUE OF NOTES BY PERMANENT FINANCING (NO. 6) PLC

We consent to the use in the Registration  Statement of Permanent Financing (No.
6) PLC and Permanent Funding (No. 1) Limited on Form S-11, filed on 28 October 2004, of our report on Permanent Financing (No. 6) PLC dated 28 October 2004 and our report on Permanent Funding (No. 1) Limited dated 3 March 2004 appearing in the preliminary prospectus, which is part of the Registration Statement, and to the reference to our firm under the heading "Experts" in the preliminary prospectus dated 28 October 2004. Our report on Permanent Funding (No. 1) Limited refers to the restatement of certain US GAAP cash flow information for the period ended 31 December 2002.

We attach as Appendix P1 a copy of the preliminary prospectus initialled by us for the purpose of identification.

Yours faithfully


/s/KPMG Audit Plc


KPMG Audit Plc



KPMG Audit Plc, a company incorporated          Registered in England No 3110745
under the UK Companies  Acts, is a member       Registered office: 8 Salisbury
of KPMG  International,  a Swiss cooperative    Square, London EC4Y 8BB